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Exhibit (a)(1)(S)

Second Amended and Restated
Notice of Guaranteed Delivery
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
3PAR INC.
at
$33.00 Net Per Share
by
Rio Acquisition Corporation

a wholly-owned subsidiary of

Hewlett-Packard Company

Do not use for signature guarantees

        This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the Second Amended and Restated Offer to Purchase, dated September 7, 2010 (the "Offer to Purchase") of Rio Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Hewlett-Packard Company, a Delaware corporation ("HP"), to purchase all outstanding shares of common stock, par value $0.001 (the "Shares"), of 3PAR Inc., a Delaware corporation ("3PAR"), at a price of $33.00 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, as described in the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), if certificates for Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the "Depositary") on or prior to the Expiration Date (as defined below), if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date.

        The term "Expiration Date" has the meaning set forth in Section 1 of the Offer to Purchase. Such form may be transmitted via facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The guarantee on the back cover page must be completed.

        Ladies and Gentlemen: The undersigned hereby tenders to Rio Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Hewlett-Packard Company, a Delaware corporation ("HP"), upon the terms and subject to the conditions set forth in the Second Amended and Restated Offer to Purchase, dated September 7, 2010 (the "Offer to Purchase"), and the related Second Amended and Restated Letter of Transmittal (which, as each may be amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:

Name(s) of Record Owner(s):
(Please Type or Print)

Address(es):
(Including Zip Code)

Area Code and Telephone Number:

Share Certificate Numbers (if available):

If Shares will be delivered by book-entry transfer:

Name of Tendering Institution:

DTC Participant Number:

Transaction Code Number:

Signature(s):

Date:	, 2010

        NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.
(Name of Firm)

(Address)	Stamp Here
(Include Zip Code)
(Authorized Signature)
(Type or Print Name)
(Title)
(Area Code and Telephone Number)

Dated	, 2010

Scan CA Volnty COY PAR

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  Exhibit (a)(1)(S)